                           CINCINNATI MICROWAVE, INC.

                      NONINCENTIVE STOCK OPTION AGREEMENT
                      -----------------------------------

    This Option Agreement is granted this 15th day of May, 1995 (the "Grant Date") by Cincinnati Microwave, Inc. (the "Company") to The Scotcrest Group, Inc., a California corporation (the "Optionee").

        1. The Company hereby grants to the Optionee an option to purchase, in accordance with and subject to the terms and restrictions of this Option Agreement, the number of the Company's common shares, without par value (the "Shares"), set forth immediately below, with the price at which the Shares subject to this option may be purchased (the "Option Price") also being set forth immediately below:

    Number of Shares:                           150,000
    Option Price                                $12.25 per Share

The option granted pursuant to this Option Agreement is not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        2.      (a)   Except as otherwise may be provided in paragraphs 3 and
4 of this Option Agreement, this option is exercisable (which means that Shares may be purchased under this option): (i) as to 37,500 Shares at any time on or after (but not before) May 15, 1996; (ii) as to an additional 37,500 Shares at any time on or after (but not before) May 15, 1997; (iii) as to an additional 37,500 Shares at any time on or after (but not before) May 15, 1998; and (iv) as to an additional 37,500 Shares at any time on or after (but not before) May 15, 1999.

                (b) For purposes of this Option Agreement, Shares which as of any specific date are not yet subject to being purchased under this option are considered "nonvested" as of such date, while Shares which as of any specific date are subject to being purchased under this option are considered "vested" as of such date.

        3. Unless earlier terminated under paragraph 4 of this Option Agreement, this option shall become nonexercisable and void on May 15, 2005 (the "Final Expiration Date") as to all Shares which have not been purchased on or before such date.

        4. If, at any time prior to the Final Expiration Date, both the Optionee's agreement to provide services to the Company terminates for any reason (including but not limited to the dissolution of the Optionee) and Jacques A. Robinson (who is the President of the Optionee on the Grant Date) ceases to be an executive officer of the Company, then this option (i) will not be exercisable and will be void as of the later of the date on which the Optionee's agreement to provide services to the Company terminates and the date on which Jacques A. Robinson ceases to be an executive officer of the Company (the later of such dates being called herein the "Termination Expiration Date") as to any Shares which are nonvested as of such date but (ii) will be exercisable as to any Shares which are vested but not yet purchased as of the Termination Expiration Date until two years have expired after the Termination Expiration Date or until the Final Expiration Date, whichever occurs first. This option will not be exercisable and will be void as to all such vested but unpurchased Shares upon two years expiring after the Termination Expiration Date or upon the Final Expiration Date, whichever occurs first.

        5. This option is non-assignable and non-transferable by the Optionee; except that this option may be assigned by the Optionee at any time to Jacques A. Robinson (and, if Jacques A. Robinson dies after such assignment, this option may be further assigned or transferred from Jacques A. Robinson pursuant to his will or the laws of descent and distribution). This option is exercisable only by the Optionee; except that, if this option is assigned under the terms of the immediately preceding sentence, then this option may after such assignment be exercised by Jacques A. Robinson (or, in the event of his death after such assignment, by the representative or representatives of Jacques A. Robinson's estate or by the person or persons who have acquired the right to exercise this option by bequest or inheritance from Jacques A. Robinson).

        6.      This option may not be exercised for any fractional Share.

        7.      (a)   This option may be exercised only by written notice to
the Secretary of the Company, signed by the then President of the Optionee (or, if this option has been assigned under the terms of paragraph 5 of this Option Agreement, signed by such other person as is entitled to exercise this option pursuant to the terms of paragraph 5 of this Option Agreement). The notice shall state the number of Shares with respect to which this option is being exercised and shall be accompanied by this Option Agreement and by payment in full for the Shares being purchased.

                (b) At the request of the Company, such notice shall contain the representation of the Optionee (or such other person who is exercising this option) that it (or he or she) is purchasing the Shares for investment purposes only and its (or his or her) agreement not to sell any Shares purchased pursuant to this option in any manner that is in violation of the Securities Act of 1933, as amended, or any other applicable federal or state law. Such restrictions or notice thereof shall be placed on the certificates representing the Shares purchased pursuant to this option, and the Company may refuse to issue the certificates or to transfer the Shares on its books unless it is satisfied that no violation of such restrictions will occur.

                (c)   Payment for the Shares shall be made in cash.

                (d) The Company will cause certificates for the Shares with respect to which the option is exercised to be issued in the name of the Optionee (or such other person who is exercising this option). If this option is exercised in part and not in full, this option shall be returned to the Optionee (or such other person who is exercising this option) with an appropriate notation as to the number of Shares purchased hereunder and the number of Shares which remain purchasable hereunder.

        8. If, after the date of grant of this option, there is any change in the Shares resulting from stock splits, stock dividends, combinations or exchanges of shares, mergers, reorganizations, or other similar capitalization adjustments, the Company shall, by amendment to be appended hereto, make equitable proportionate adjustments in the number of Shares subject to this option and in the Option Price of such Shares.

        9. At the time of the transfer of any Shares as a result of the exercise of this option, the Company shall have the right to retain or sell, without notice to the Optionee (or such other person who may be exercising this option), a sufficient number of Shares to cover the amount of any tax required by any government to be withheld or otherwise deducted from such transfer and paid to such government, remitting any balance to the Optionee (or such other person who may be exercising this option). The Optionee (or such other person who may be exercising this option) shall have the right, however, to provide the Company, prior to the transfer of the Shares, with the funds to enable the Company to pay such tax, in which case the Company shall not retain or sell any of such Shares at the time of their transfer to the Optionee (or such other person who may be exercising this option).

        10. The Optionee acknowledges that the grant of this option, the issuance by the Company of Shares upon exercise of this option, and the resale or other disposition of such Shares by the Optionee (or such other person who may be exercising this option) are, or may be, subject to certain provisions of federal and state securities law. The Optionee further acknowledges and agrees that the Board of Directors of the Company may, within its sole discretion, take any action reasonably necessary to ensure full compliance with all federal and state securities laws, and further agrees that this Option Agreement may be amended by such Board at any future date to reflect any such action.

        11. When the issue or transfer of the Shares covered by this option may, in the opinion of the Company's Board of Directors, conflict or be inconsistent with any applicable law or regulation of any governmental agency having jurisdiction, the Company and the Optionee acknowledge and agree that the Company shall have the right to refuse to issue or transfer said Shares.

        12. The Company and the Optionee acknowledge and agree that the Company's Board of Directors has the authority to construe and interpret the terms of this Option Agreement whenever any question of meaning arises under it, and any such construction or interpretation shall be binding on both the Company and on the Optionee, or anyone else having or claiming to have an interest hereunder. This Option Agreement shall be construed and administered in accordance with the laws of the State of Ohio.

        13. The Optionee, by acceptance of this option, shall be bound, on the Optionee's own behalf and on behalf of Jacques A. Robinson (and his personal representatives, the representatives of his estate, and his heirs) and anyone else claiming through or under the Optionee or Jacques A. Robinson, by all of the terms and conditions of this Option Agreement and by the actions of the Company's Board of Directors with regard to this option.

        IN WITNESS WHEREOF, the Company and the Optionee have executed this Option Agreement as of the date first mentioned above.


CINCINNATI MICROWAVE, INC.


By /s/ Gilbert L. Wachsman
- --------------------------
Gilbert L. Wachsman
Chairman, Compensation Committee of
the Board of Directors



THE SCOTCREST GROUP, INC.


By /s/ Jacques A. Robinson
- --------------------------
Jacques A. Robinson
President and CEO